Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Zenas BioPharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Zenas BioPharma, Inc. 2020 Equity Incentive Plan – Common Stock, $0.0001 par value per share	Other - 457(c) and 457(h)	4,221,975 shares(2)	$9.21(3)	$38,884,389.75	0.0001476	$5,740
Equity	Zenas BioPharma, Inc. 2024 Equity Incentive Plan – Common Stock, $0.0001 par value per share	Other - 457(c) and 457(h)	4,775,477 shares(4)	$18.01(5)	$86,006,340.77	0.0001476	$12,695
Equity	Zenas BioPharma, Inc. 2024 Employee Stock Purchase Plan – Common Stock, $0.0001 par value per share	Other - 457(c) and 457(h)	397,956 shares(6)	$18.01(5)	$7,167,187.56	0.0001476	$1,058
Total Offering Amounts					$132,057,918.08		$19,493
Total Fee Offsets
Net Fee Due							$19,493

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”) this Registration Statement also covers such additional shares of common stock, par value $0.0001 per share (“Common Stock”) as may issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Represents shares of Common Stock issuable upon exercise or settlement of awards previously granted under the Zenas BioPharma, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) that are outstanding as of the date of this Registration Statement. To the extent that shares of Common Stock issuable upon the exercise or settlement of such awards expire or become unexercisable without delivery of shares, are forfeited to, or repurchased for cash by, the Registrant, are settled in cash, or otherwise become available again for grant under the 2020 Plan, in each case, in accordance with the terms of the 2020 Plan and on or after the date of this Registration Statement, such shares of Common Stock will be available for issuance under the Zenas BioPharma, Inc. 2024 Equity Incentive Plan (the “2024 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act. For the shares of Common Stock reserved for issuance upon the exercise of outstanding awards under the 2020 Plan, the Proposed Maximum Offering Price Per Share is $9.21 per share, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding awards under the 2020 Plan.
(4)	Represents shares of Common Stock reserved for issuance under the 2024 Plan (inclusive of shares subject to awards granted under the 2024 Plan prior to the date hereof). The 2024 Plan includes an “evergreen” provision, which provides that on January 1st of each year beginning in 2025 and continuing through and including 2034, the number of shares of Common Stock available for issuance under the 2024 Plan will automatically increase in an amount equal to the lesser of (A) five percent of the number of shares of Common Stock outstanding as of such date and (B) the number of shares of Common Stock determined by the board of directors of the Registrant on or prior to such date for such year.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Act based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on September 13, 2024 to be $18.99 and $17.02, respectively.
(6)	Represents shares of Common Stock reserved for issuance under the Zenas BioPharma Inc. 2024 Employee Stock Purchase Plan (the “ESPP”). The ESPP includes an “evergreen” provision, which provides that on January 1st of each year beginning in 2025 and continuing through and including 2034, the number of shares of Common Stock available for issuance under the ESPP will automatically increase in an amount equal to the less or (A) one percent of the number of shares of Common Stock outstanding as of such date and (B) the number of shares of Common Stock determined by the board of directors of the Registrant on or prior to such date for such year, up to a maximum of 1,000,000 shares in the aggregate per year.